Atlas Technology International, Inc.

Written Consent in Lieu of Meeting of the Board of Directors

(September 30, 2016)

The undersigned, being all of the members of the Board of Directors (the "Board") of Atlas Technology International, Inc., a Delaware corporation (the “Corporation”), do hereby consent to the corporate actions specified below and adopt, approve and ratify the following resolutions by written consent pursuant to the Delaware General Corporation Law (the “DGCL”) in lieu of a meeting.

RECITALS

A.                Tiffany Aguayo has submitted her resignation to the Board of Directors from the positions of President, Chief Executive Officer, Chief Financial Officer and Director.

B.                 The Board of Directors has received the resignation from Ms. Aguayo.

C.                 The Board of Directors would like to approve the resignation of Ms. Aguayo.

D.                The Board of Directors would like to appoint Ms. Jing Zhou to be the Corporation’s new Chief Financial Officer and Mr. Yi An Chen as the Corporation’s Chief Technology Officer.

NOW THEREFORE BE IT RESOLVED, as follows:

1.                  That the number of board seats is hereby decreased to two (2);

2.                  That the resignation of Tiffany Aguayo as President, Chief Executive Officer, Chief Financial Officer and Director is hereby accepted, and the board seats is hereby decreased to two (2);

3.                  That Jing Zhou is hereby appointed as Chief Financial Officer of the Corporation;

4.                  That Yi An Chen is hereby appointed as Chief Technology Officer of the Corporation;

5.                  That the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things (including the filing with the SEC of a Form 8-K) as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same;

6.                  That all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved

FURTHER RESOLVED, that the officers of the Corporation are hereby are, authorized and empowered, to the full extent permitted by law, to do all acts as may be necessary or appropriate in their judgment to effect the resolutions set forth herein and to execute, in connection therewith, such agreements, instruments, certificates and documents as such officers deem necessary or appropriate to effect the resolutions set forth herein, the execution and delivery of such agreements, instruments, certificates and other documents by such officer to be conclusive evidence that the same has been approved by the Board, and to take all such other steps as may be deemed necessary, desirable or appropriate by any such authorized officer to consummate the transactions as contemplated herein; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions as contemplated herein be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board, has executed this Written Consent as of the date first above written.

Ying-Chien Lin

Ming-Shu Tsai

Tiffany Aguayo